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Exhibit 23.1
                              [Company Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

Board of Directors
American Fire Retardant Corp.
El Cajon, California

We hereby consent to the incorporation by reference in this Registration Statement of American Fire Retardant Corp, on the Form S-8, of our report dated April 11, 2002, (which includes an emphasis paragraph relating to an uncertainty as to the Company`s ability to continue as a going concern) of American Fire Retardant Corp. for the year ended December 31, 2001, and to all references to our firm included in this registration Statement.

HJ Associates & Consultants, LLP


HJ Associates & Consultants, LLP
Salt Lake City, Utah
December 3 2002
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